Exhibit 5.1
                                  -----------


                         MACKEY PRICE THOMPSON & OSTLER
                           A Professional Corporation
                         Attorneys and Counselors at Law

                                American Plaza II
                          57 West 200 South, Suite 350
                          Salt Lake City, UT 84101-3663
                             Telephone 801-575-5000
                                Fax 801-575-5006


Randall A. Mackey                             Of Counsel: Allen Atkin & Clarkson
ramackey@mpwlaw.com                                             St. George, Utah





                                 April 21, 2004



Paradigm Medical Industries, Inc.
2355 South 1070 West
Salt Lake City, Utah 84119

         Re:      Form S-3 Registration Statement

Ladies and Gentlemen:

         We have acted as your counsel in connection with the registration for resale on Amendment No. 1 to Form S-3 Registration Statement (the "Registration Statement") of (i) an aggregate of 1,000,000 shares of common stock, $.001 par value (the "Common Stock") issuable upon the exercise of 1,000,000 Class A Warrants (the "Class A Warrants"), which were issued in connection with the Company's public offering in July 1996; (ii) an aggregate of 200,000 shares of Common Stock issuable upon the exercise of 200,000 warrants issued to Kenneth Jerome & Company, Inc. (the "Kenneth Jerome Warrants"); (iii) an aggregate of 475,000 shares of Common Stock issuable upon the exercise of 225,000 Warrants issued to Cyndel & Co., Inc. (the "Cyndel Warrants"); (iv) an aggregate of 40,000 shares of Common Stock issuable upon the exercise of 40,000 Warrants issued to Consulting for Strategic Growth, Ltd. (the "Consulting for Strategic Growth Warrants"); (v) an aggregate of 300,000 shares of Common Stock issuable upon the exercise of 250,000 Warrants issued to Dr. Michael B. Limberg (the "Limberg Warrants"); (vi) an aggregate of 75,000 shares of Common Stock issuable upon the exercise of 75,000 Warrants issued to John W. Hemmer, an officer of the Company (the "Hemmer Warrants"); (vii) an aggregate of 50,000 shares of Common Stock issuable upon the exercise of 56,000 Warrants issued to Helen Kohn (the "Kohn Warrants"); (viii) an aggregate of 56,000 shares of Common Stock issuable upon the exercise of 50,000 Warrants issued to Ronit Sucoff (the "Sucoff Warrants"); (ix) an aggregate of 100,000 shares of Common Stock issuable upon the exercise of 100,000 Warrants issued to Barry Kaplan Associates (the "Kaplan Warrants"); (x) an aggregate of 35,000 shares of Common Stock issuable upon the exercise of 35,000 Warrants issued to Rodman & Renshaw, Inc. (the "Rodman & Renshaw Warrants"); (xi) an aggregate of 1,706,432 shares of Common Stock issuable upon conversion of its Series E Convertible Preferred Stock (the "Series E Preferred Stock"); (xii) an aggregate of 241,095 shares of Common Stock issuable upon the exercise of Warrants by Series E Preferred warrant holders (the "Series E Preferred Warrants"); (xiii) an aggregate of 2,181,042 shares of Common Stock issuable upon conversion of its Series F Preferred Stock (the "Series F Preferred Stock"); (xix) an aggregate of 230,589 shares of Common Stock issuable upon the exercise of Warrants by Series F Preferred warrant holders (the "Series F Preferred Warrants"); and (xv) an aggregate of 788,750 shares of Common Stock issuable upon the exercise of 788,750 Warrants issued to

Paradigm Medical Industries, Inc.
April 21, 2004
Page 2
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Paul L. Archambeau, M.D., John H. Banzhaf, Daniel S. Lipson, Douglas A. MacLeod,
M.D., Douglas A. MacLeod, M.D. Profit Sharing Trust, St. Mark's Eye Institute, Milan Holdings, Ltd., Frank G. Mauro and Delbert D. Reichardt (the "Selling Securityholders Warrants").

         The Company is further registering for resale shares of Common Stock consisting of 3,595,132 shares of Common Stock issuable upon the exercise of options granted to executive officers, employees and directors of the Company, and 7,781,518 shares of Common Stock pursuant to registration rights granted to certain individuals and entities.

         In such connection, we have examined certain corporate records and proceedings of the Company, including the proceedings taken in connection with the authorization and issuance of the securities described above, including the shares of Common Stock issuable upon the exercise of the Class A Warrants, the Kenneth Jerome Warrants, the Cyndel Warrants, the Consulting for Strategic Growth Warrants, the Limberg Warrants, the Hemmer Warrants, the Kohn Warrants, the Sucoff Warrants, the Kaplan Warrants and the Rodman & Renshaw Warrants; the shares of Common Stock issuable upon the conversion of the Series E Preferred Stock and the Series F Preferred Stock; the shares of Common Stock issuable upon the exercise of the Series E Preferred Warrants and the Series F Preferred Warrants; the Selling Securityholders Warrants; the shares of Common Stock issuable upon the exercise of options granted to executive officers, employees and directors of the Company; and the shares of Common Stock with registration rights granted to certain individuals and entities (hereinafter collectively referred to as the "Securities") and such other investigation as we deemed necessary. Based upon the foregoing, we are of the opinion that when sold or registered as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

         We hereby consent to being named in the Registration Statement and in the Prospectus constituting a part thereof, as amended from time to time, as issuer's counsel and the attorneys who will pass upon legal matters in connection with the issuance or registration of the Securities, and to the filing of this opinion as an Exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Mackey Price Thompson & Ostler

                                            Mackey Price Thompson & Ostler